EXHIBIT 99.1
Bentley Pharmaceuticals Reports Second Quarter Results
Revenues Increase 8% Amid Spanish Price Reductions
Company moves closer to extending patent protection on Testim®
     EXETER, NH, August 2, 2007 — Bentley Pharmaceuticals, Inc. (NYSE: BNT), a specialty pharmaceutical company, today reported financial results for the three and six months ended June 30, 2007.
     Bentley’s consolidated revenues increased 8% to $31.2 million from $29.0 million reported in the second quarter of 2006. Bentley’s results in the second quarter of 2007 reflect the impact of a full quarter of reduced selling prices on the Company’s Spanish pharmaceutical products. Price reductions were implemented by the Spanish government on March 1, 2007. Increased unit volume has offset the impact of the price reductions on revenues. Revenues remained consistent with the comparable quarter of the prior year when expressed in constant currency.
     Gross margins on net product sales decreased to 44% in the second quarter of 2007 compared to 53% in the second quarter of 2006. The decrease reflects the impact of price reductions as well as a $0.1 million increase in the inventory obsolescence reserve related to U.S. simvastatin inventories. Bentley’s licensing and collaboration revenues increased $0.3 million in the second quarter of 2007 due to increased royalties on sales of Testim®. Operating expenses increased 16% to $13.4 million in the second quarter of 2007 compared to the same period of the prior year. Included in the operating expenses were increased research and development investments of approximately $1.0 million primarily related to Nasulin™, Bentley’s intranasal insulin product candidate. The combination of reduced gross profit and increased operating expenses resulted in net income of $0.7 million or $0.03 per diluted share in the second quarter of 2007 compared to $2.6 million or $0.12 per diluted share in the second quarter of 2006.
     John Sedor, president of Bentley, commented on the pricing challenges faced by the Company’s generic business as well as progress made by the Company’s drug delivery business in clinical trials and patent issuances. “This was a challenging three months for our generics business which saw a double digit percentage reduction in pricing for the quarter in our Spanish business. The government reduction in reimbursement rates went into effect in March 2007, and this was the first quarter where we experienced the full impact. We initiated an aggressive price reduction on certain products in our portfolio in the hopes of strengthening our market position. This did yield some increases in volume but overall our market share is unchanged.”
     Sedor continued, “In our drug delivery business, we are progressing with our U.S. Phase II Nasulin trials. We have also initiated Nasulin Phase II clinical trials in India which are designed for 80-90 patients. We expect the India trials to be completed in early 2008. In June we presented three abstracts of our Nasulin clinical trials at the American Diabetes Association’s 67th Annual Meeting. These abstracts were titled: “Interim Results of a Randomized, Single-Dose, 4-Way Crossover, Pharmacokinetic Study of Intranasal Insulin Spray (Nasulin™), Injectable Regular Insulin (Humulin R®), Injectable Fast-Acting Insulin (Humalog®), and Saline Nasal Spray in Patients with Type I Diabetes Mellitus,” “Results of a Randomized, Single-Dose, 2/3-Way Crossover Comparison Study of Intranasal Insulin Spray (Nasulin™) and Injectable Fast-Acting Insulin (Humalog®) in Normal Nonsmoking and Smoking Subjects,” and “Intranasal Insulin Spray (Nasulin™) in Healthy Subjects: Choice of Nostril”. These presentations created more visibility for Nasulin and effectively communicated our continuing progress in bringing this therapy to the next level.”
     Mr. Sedor then commented on status of the Company’s patents, “Progress continues on our pending applications with the U.S. Patent and Trademark Office. We are gratified to have received a broad U.S. patent in July which we believe will provide us with far-reaching protection for the use of our intranasal drug delivery technology with other peptides as well as a wide range of peptidomimetics and proteins. Additionally, in April, we filed a Supplementary Reply and more recently filed our Supplemental Response with amendments to our Testim patent claims. Our current patent covering Testim is scheduled to expire in June 2008. We believe a new patent covering testosterone gels utilizing our CPE-215® drug delivery technology will be issued in late 2007 or early 2008 — extending our protection through 2023.”

     Bentley’s results by operating segment were as follows:

(in thousands)	For the Three Months Ended June 30,
	2007			2006
	Specialty Generics	Drug Delivery	Consolidated	Specialty Generics	Drug Delivery	Consolidated
Revenues	$28,524	$2,655	$31,179	$26,622	$2,361	$28,983
Cost of net product sales	15,790	—	15,790	12,471	—	12,471

Gross profit	12,734	2,655	15,389	14,151	2,361	16,512
Operating expenses	8,040	5,400	13,440	7,425	4,155	11,580

Gain on sale of drug license	—	—	—	—	—	—

Income (loss) from operations	4,694	(2,745)	1,949	6,726	(1,794)	4,932
Other income (expenses), net	166	112	278	11	176	187

Income (loss) before income taxes	4,860	(2,633)	2,227	6,737	(1,618)	5,119
Provision for income taxes	1,517	—	1,517	2,484	—	2,484

Net income (loss)	$3,343	$(2,633)	$710	$4,253	$(1,618)	$2,635

EBITDA	$6,326	$(2,522)	$3,804	$7,948	$(1,630)	$6,318

     Significant components of Bentley’s revenues for the three months ended June 30, 2007 are summarized below:

(in thousands)	Revenues Within Spain
				Revenues
	Branded			Outside of		% of Total
Product Line	Generics	Generics	Other	Spain	Total	Revenues
Omeprazole	$410	$3,955	$—	$—	$4,365	14%
Enalapril	1,237	373	—	—	1,610	5%
Simvastatin	204	1,251	—	—	1,455	5%
Paroxetine	366	793	—	—	1,159	4%
Lansoprazole	910	287	—	—	1,197	4%
All other products	2,880	3,353	92	1,157	7,482	24%
Sales to licensees and others	—	—	3,317	7,768	11,085	35%
Licensing and collaborations	—	—	171	2,655	2,826	9%

Total Revenues	$6,007	$10,012	$3,580	$11,580	$31,179	100%

% of Q-2 2007 Revenues	19%	32%	12%	37%	100%
     Significant components of Bentley’s revenues for the three months ended June 30, 2006 are summarized below:

(in thousands)	Revenues Within Spain
				Revenues
	Branded			Outside of		% of Total
Product Line	Generics	Generics	Other	Spain	Total	Revenues
Omeprazole	$712	$4,310	$—	$—	$5,022	17%
Enalapril	1,379	407	—	—	1,786	6%
Simvastatin	482	1,492	—	—	1,974	7%
Paroxetine	398	799	—	—	1,197	4%
Lansoprazole	665	211	—	—	876	3%
All other products	2,478	2,609	171	270	5,528	19%
Sales to licensees and others	—	—	4,285	5,789	10,074	35%
Licensing and collaborations	—	—	166	2,360	2,526	9%

Total Revenues	$6,114	$9,828	$4,622	$8,419	$28,983	100%

% of Q-2 2006 Revenues	21%	34%	16%	29%	100%

     Bentley’s consolidated revenues increased 9% (2% in constant currency) to $62.6 million in the first half of 2007 compared to $57.3 million reported in the first half of 2006. Gross margins on net product sales decreased to 45% compared to 52% in the first six months of 2006. The Spanish price reductions and $0.4 million of inventory reserves and write-downs on U.S. simvastatin inventories have decreased gross profit to $30.9 million in the first six months of 2007 compared to $31.9 million in the first six months of 2006. Bentley’s licensing and collaboration revenues increased $0.9 million or 21% compared to the first six months of 2006, primarily from increased royalties on sales of Testim. Operating expenses increased 5% to $24.7 million compared to $23.6 million in the same period of the prior year. The combination of reduced gross profit and increased operating expenses resulted in net income of $3.0 million or $0.14 per diluted share in the first six months of 2007 compared to $3.8 million or $0.16 per diluted share in the same period of the prior year.
     Bentley’s results by operating segment were as follows:

	For the Six Months Ended June 30,
	2007			2006
	Specialty Generics	Drug Delivery	Consolidated	Specialty Generics	Drug Delivery	Consolidated

Revenues	$57,752	$4,818	$62,570	$53,266	$3,995	$57,261
Cost of net product sales	31,687	—	31,687	25,404	—	25,404

Gross profit	26,065	4,818	30,883	27,862	3,995	31,857
Operating expenses	15,533	9,181	24,714	14,713	8,858	23,571

Gain on sale of drug license	—	—	—	—	—	—

Income (loss) from operations	10,532	(4,363)	6,169	13,149	(4,863)	8,286
Other income (expenses), net	278	221	499	(3)	383	380

Income (loss) before income taxes	10,810	(4,142)	6,668	13,146	(4,480)	8,666
(Benefit) provision for income taxes	3,598	—	3,598	4,877	—	4,877

Net income (loss)	$7,212	$(4,142)	$3,070	$8,269	$(4,480)	$3,789

EBITDA	$13,609	$(3,948)	$9,661	$15,490	$(4,538)	$10,952

     Significant components of Bentley’s revenues for the six months ended June 30, 2007 are summarized below:

(in thousands)	Revenues Within Spain
				Revenues
	Branded			Outside of		% of Total
Product Line	Generics	Generics	Other	Spain	Total	Revenues
Omeprazole	$961	$7,825	$—	$—	$8,786	14%
Enalapril	2,551	764	—	—	3,315	5%
Simvastatin	570	2,590	—	—	3,160	5%
Paroxetine	815	1,690	—	—	2,505	4%
Lansoprazole	1,766	601	—	—	2,367	4%
All other products	6,340	7,221	367	2,114	16,042	26%
Sales to licensees and others	—	—	6,987	14,305	21,292	34%
Licensing and collaborations	—	—	285	4,818	5,103	8%

Total Revenues	$13,003	$20,691	$7,639	$21,237	$62,570	100%

% of YTD 2007 Revenues	21%	33%	12%	34%	100%

     Significant components of Bentley’s revenues for the six months ended June 30, 2006 are summarized below:

(in thousands)	Revenues Within Spain
				Revenues
	Branded			Outside of		% of Total
Product Line	Generics	Generics	Other	Spain	Total	Revenues
Omeprazole	$1,341	$8,693	$—	$—	$10,034	18%
Enalapril	2,297	1,130	—	—	3,427	6%
Simvastatin	926	2,963	—	—	3,889	7%
Paroxetine	775	1,615	—	—	2,390	4%
Lansoprazole	1,325	452	—	—	1,777	3%
All other products	5,285	5,592	481	627	11,985	21%
Sales to licensees and others	—	—	6,911	12,614	19,525	34%
Licensing and collaborations	—	—	239	3,995	4,234	7%

Total Revenues	$11,949	$20,445	$7,631	$17,236	$57,261	100%

% of YTD 2006 Revenues	21%	36%	13%	30%	100%
     The Company uses both GAAP and certain non-GAAP measures to assess performance. The Company’s management believes the non-GAAP measure of EBITDA may also provide useful supplemental information to investors in order that they may evaluate Bentley’s financial performance using the same measures as management. The Company’s management believes that with this supplemental information investors are afforded greater transparency in assessing the Company’s financial performance. This non-GAAP financial measure should not be considered as a substitute for, nor superior to, measures of financial performance prepared in accordance with GAAP.
     Set forth below is a reconciliation of our “EBITDA” to our net income, the most directly comparable financial measure calculated and presented in accordance with GAAP.

(in thousands)	For the three months ended June 30,
	2007			2006
	Specialty Generics	Drug Delivery	Consolidated	Specialty Generics	Drug Delivery	Consolidated
Net income (loss)	$3,343	$(2,633)	$710	$4,253	$(1,618)	$2,635
Provision for income taxes	1,517	—	1,517	2,484	—	2,484
Interest expense (income)	(22)	(112)	(134)	25	(176)	(151)
Depreciation & amortization	1,488	223	1,711	1,186	164	1,350

EBITDA	$6,326	$(2,522)	$3,804	$7,948	$(1,630)	$6,318

(in thousands)	For the six months ended June 30,
	2007			2006
	Specialty Generics	Drug Delivery	Consolidated	Specialty Generics	Drug Delivery	Consolidated
Net income (loss)	$7,212	$(4,142)	$3,070	$8,269	$(4,480)	$3,789
Provision for income taxes	3,598	—	3,598	4,877	—	4,877
Interest expense (income)	(42)	(224)	(266)	39	(383)	(344)
Depreciation & amortization	2,841	418	3,259	2,305	325	2,630

EBITDA	$13,609	$(3,948)	$9,661	$15,490	$(4,538)	$10,952

     EBITDA is calculated as earnings before interest, income taxes, depreciation and amortization. The Company uses EBITDA as a supplemental financial measure of its operational performance. Management believes EBITDA to be an important measure as it excludes the effects of items which primarily reflect the impact of long-term investment decisions, rather than the performance of the Company’s day-to-day operations. The Company believes that this measurement is useful to measure a company’s ability to service debt and to meet other payment obligations or as a valuation measurement. As compared to net income according to GAAP, this measure is more limited in scope because it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the company’s business. Management evaluates those items through other financial measures such as capital expenditures and cash flow provided by operating activities.
     Cash, cash equivalents and marketable securities increased to $36.2 million at June 30, 2007 compared to $15.6 December 31, 2006. The increase reflects the closing of a $14.8 million loan agreement with a Spanish financial institution in June 2007. The proceeds will be used to help fund current and future capital and research and development projects. The Company invested $4.3 million in capital additions in the first half of 2007 compared to $7.3 million in the first half of 2006. The Company reaffirms its previous guidance that capital expenditures should be between $13.0 million and $16.0 million and research and development costs should be between $15.0 million and $16.0 million during 2007.
     Management will host a conference call to discuss the second quarter 2007 results and provide a business update at 10:00 A.M. (Eastern Time) on August 2, 2007. To participate on the live call, please dial (888) 332-7254 from the U.S. and Canada or, for international callers, please dial (973) 582-2856. The access code for this call is 8987783. The conference call will also be broadcast live on the Internet and may be accessed via Bentley’s web site, www.bentleypharm.com. Please dial in or log on through Bentley’s web site approximately 10 minutes prior to the scheduled start time. A telephone replay will be available for 30 days by dialing (877) 519-4471 from the U.S. and Canada or (973) 341-3080 for international callers. Please reference reservation number 8987783. A replay of the conference will also be available on Bentley’s web site for 30 days.
     Bentley Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on advanced drug delivery technologies and generic pharmaceutical products. Bentley’s proprietary drug delivery technologies enhance the absorption of pharmaceutical compounds across various membranes. Bentley manufactures and markets a growing portfolio of generic and branded generic pharmaceuticals in Europe for the treatment of cardiovascular, gastrointestinal, infectious and central nervous system diseases through its subsidiaries — Laboratorios Belmac, Laboratorios Davur, Laboratorios Rimafar and Bentley Pharmaceuticals Ireland. Bentley also manufactures and markets active pharmaceutical ingredients through its subsidiary, Bentley API.
     Additional information regarding Bentley Pharmaceuticals may be obtained through Bentley’s web site at www.bentleypharm.com.
     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward looking statements, including without limitation statements regarding Bentley’s plans for spending on research and development and capital investment in 2007, the prospects and timetable for further clinical development of Bentley’s intranasal insulin program, and the extent of Bentley’s patent portfolio, including the prospects for extension of Bentley’s patent claims covering the Testim product. These forward-looking statements are subject to a number of risks and uncertai nties that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, risks associated with the following: the timing and results of clinical trials, the timing and nature of regulatory approvals, changes in third-party reimbursement and government mandates that impact pharmaceutical pricing, development and commercialization of Bentley’s proprietary products and formulations, competition from other manufacturers of generic and proprietary pharmaceuticals, intellectual property litigation, the efficacy and safety of Bentley’s products, the unpredictability of patent protection, international operations, and other uncertainties detailed under “Risk Factors” in Bentley’s most recent Annual Report on Form 10-K and its other subsequent periodic reports filed with the Securities and Exchange Commission. Bentley cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Bentley undertakes no obligation to update or revise the statements, except as may be required by law.
(tables to follow)

Bentley Pharmaceuticals, Inc. and Subsidiaries
Consolidated Income Statements

	For the Three Months Ended		For the Six Months Ended
(in thousands, except per share data)	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Net product sales	$28,353	$26,457	$57,467	$53,027
Licensing and collaboration revenues	2,826	2,526	5,103	4,234

Total revenues	31,179	28,983	62,570	57,261

Cost of net product sales	15,790	12,471	31,687	25,404

Gross profit	15,389	16,512	30,883	31,857

Operating expenses:
Selling and marketing	4,813	4,242	9,258	8,381
General and administrative	4,579	3,665	8,225	7,569
Research and development	3,502	2,495	6,177	5,403
Litigation settlement	—	733	—	1,337
Depreciation and amortization	546	445	1,054	881

Total operating expenses	13,440	11,580	24,714	23,571

Income from operations	1,949	4,932	6,169	8,286

Other income (expenses):
Interest income	185	185	367	438
Interest expense	(51)	(34)	(101)	(94)
Other, net	144	36	233	36

Income before income taxes	2,227	5,119	6,668	8,666

Provision for income taxes	1,517	2,484	3,598	4,877

Net income	$710	$2,635	$3,070	$3,789

Net income per common share:
Basic	$0.03	$0.12	$0.14	$0.17

Diluted	$0.03	$0.12	$0.14	$0.16

Weighted average common shares outstanding:
Basic	22,318	22,170	22,305	22,063

Diluted	22,892	22,876	22,695	23,380

Bentley Pharmaceuticals, Inc. and Subsidiaries
Consolidated Balance Sheets

	June 30,	December 31,
(in thousands, except per share data)	2007	2006

Assets

Current assets:
Cash and cash equivalents	$35,661	$12,424
Marketable securities	529	3,177
Receivables, net	34,222	32,963
Inventories, net	15,801	16,279
Deferred taxes	1,257	1,049
Prepaid expenses and other	2,116	1,798

Total current assets	89,586	67,690

Non-current assets:
Fixed assets, net	51,404	48,556
Drug licenses and related costs, net	16,425	16,026
Restricted cash	1,000	1,000
Deferred taxes	148	240
Other	1,009	844

Total non-current assets	69,986	66,666

	$159,572	$134,356

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$16,224	$14,566
Accrued expenses	12,180	9,704
Short-term borrowings	—	247
Current portion of long-term debt	—	307
Deferred income	853	1,045
Other current liabilities	1,253	1,518

Total current liabilities	30,510	27,387

Non-current liabilities:
Long term debt	14,807	—
Deferred income	4,305	3,899
Other	3,772	2,739

Total non-current liabilities	22,884	6,638

Commitments and contingencies Stockholders’ equity:

Preferred stock, $1.00 par value, authorized 2,000 shares, issued and outstanding, none	—	—
Common stock, $0.02 par value, authorized 100,000 shares, issued and outstanding, 22,297 and 22,262 shares	445	445
Additional paid-in capital	141,194	140,030
Accumulated deficit	(46,351)	(49,016)
Accumulated other comprehensive income	10,890	8,872

Total stockholders’ equity	106,178	100,331

	$159,572	$134,356

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